Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 22, 1998, which appears in VTEL Corporation's annual reports on Form 10-K and Form 10-K/A for the year ended July 31, 1998.


PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP
------------------------------
Austin, Texas
May 3, 1999